                                                                    EXHIBIT 99.1

SALTON REPORTS SECOND QUARTER RESULTS

LAKE FOREST, Ill.--(BUSINESS WIRE)--Salton, Inc. (NYSE: SFP) announced today fiscal results for its second quarter ended December 31, 2005. The Company reported net sales of $230.4 million for its fiscal 2006 second quarter compared to net sales of $272.7 million for the fiscal 2005 second quarter. Net sales decreased domestically by $24.6 million, due to the sale of the tabletop business in September, 2005, product delays that impacted volume and the planned exit of several discontinued product lines, including personal care. Foreign sales declined by $17.7 million, as a result of weak market conditions in the United Kingdom, along with inventory shortages and $5 million of unfavorable foreign currency fluctuations.

Salton reported a net loss of $27.8 million, or $2.06 per share, which included a $28.1 million non-cash charge, or $2.08 per share, for recording a valuation allowance on a portion of its deferred tax assets. This is compared to net income of $2.8 million, or $0.24 per share for the same period in fiscal 2005.

The Company's worldwide gross margin, as a percentage of net sales, was 33.5% for the second quarter of fiscal 2006, compared to 34.6% for the year earlier period. The margins in the domestic core business lines have improved over the same period last year, however, foreign gross margin percentages have declined slightly due to the weak market conditions in the United Kingdom. In addition, Salton's business and its margins continue to be affected by the high cost of steel, corrugated and oil-based raw materials. Despite these challenges, the Company has continued to drive reductions in distribution and SG&A expenses, with declines of $15.7 million in the second quarter of fiscal 2006 compared to second quarter of fiscal 2005. This was primarily a result of the Company's domestic cost improvements. Interest expense declined in the quarter by $3.7 million versus the same period last year.

For the six months ended December 31, 2005, Salton reported net sales of $378.8 million, compared to $477.4 million for the first six months of fiscal 2005. Salton reported net income of $1.9 million, or $0.14 per share, compared to a net loss of $0.4 million, or $0.04 per share, for the same six months in fiscal 2005. Fiscal 2006 net income increased primarily as a result of $27.8 million in gains associated with the sale of the Company's 52.6% ownership interest in AMAP and $21.7 million from the early retirement of debt associated with the

Company's Exchange Offer. These gains in net income were partially offset by the $28.1 million valuation allowance recorded on a portion of the deferred tax assets.

The Company had approximately $328.9 million in indebtedness, net of cash and accrued interest on senior secured notes of $28.5 million at the end of the fiscal 2006 second quarter, compared to $429.3 million as of July 2, 2005. During the second quarter, the Company repurchased $9.2 million in aggregate principal amount of the outstanding 2005 Notes for $9.1 million and repaid the remaining $36.6 million of outstanding 2005 Notes upon maturity.

"Our results were impacted in the holiday season by our previous restructuring activities. As a result of these efforts, Salton is a stronger company today," said William Rue, President and Chief Operating Officer. "While our suppliers have resumed production levels, it was too late to meet some of the demand from our customers. Our cost reduction programs have lowered domestic annual operating expenses by $60 million since inception at the beginning of fiscal year 2005. We plan to continue our cost reduction efforts, however we continue to face rising material costs in our products and as a result, continuing margin pressure. We believe the extensive restructuring activities and cost reduction programs we have completed have positioned the Company to be competitive in the marketplace."


Business Outlook:

"I am very encouraged by the performance in both sales and margins for the George Foreman(r) product line, including the "G5" Next Grilleration, the latest in a line of removable plate grills developed by the Company and George Foreman." said Leonhard Dreimann, Chief Executive Officer. "Although our results were impacted by product shortages which carried over from the first quarter, and weak market conditions in the United Kingdom, which affected the entire industry, we are highly encouraged by the improvements in margins and operating income domestically. The combination of our restructuring activities and cost increases at our suppliers has had an impact on the ability to develop new products. Even so, we are excited to be introducing new and innovative products at the Housewares Show in March as we refocus our efforts on strengthening our core business for future growth."
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The Company will hold a conference call today at 9 a.m. ET. Mr. Dreimann, Chief
Executive Officer, Mr. Rue, President and Chief Operating Officer and William Lutz, Chief Financial Officer will host the call. Interested participants should call (800) 968-9265 when calling from the United States or (706) 679-3061 when calling internationally. Please reference Conference I.D. Number 5170973. There will be a playback available until midnight, March 9, 2006. To listen to the playback, please call (800) 642-1687 when calling within the United States or
(706) 645-9291 when calling internationally. Please use pass code 5170973 for the replay.

This call is also being webcast and can be accessed at Salton's web site at www.saltoninc.com until March 9, 2006. The conference call can be found under the subheadings, "Stock Quotes" and then "Audio Archives."

About Salton, Inc.

Salton, Inc. is a leading designer, marketer and distributor of branded, high quality small appliances, electronics, home decor and personal care products. Its product mix includes a broad range of small kitchen and home appliances, electronics for the home, time products, lighting products, picture frames and personal care and wellness products. The Company sells its products under a portfolio of well recognized brand names such as Salton(r), George Foreman(r), Westinghouse(TM), Toastmaster(r), Mellitta(r), Russell Hobbs(r), Farberware(r), Ingraham(r) and Stiffel(r). It believes its strong market position results from its well-known brand names, high quality and innovative products, strong relationships with its customer base and its focused outsourcing strategy.

Certain matters discussed in this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These factors include: Salton's ability to realize the benefits it expects from its U.S. restructuring plan; Salton's substantial indebtedness and restrictive covenants in Salton's debt instruments; Salton's ability to access the capital markets on attractive terms or at all; Salton's relationship and contractual arrangements with key customers, suppliers and licensors; pending legal proceedings; cancellation or reduction of orders; the timely development, introduction and customer acceptance of Salton's products; dependence on foreign suppliers and supply and manufacturing constraints; competitive products and pricing; economic

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conditions and the retail environment; international business activities; the risks related to intellectual property rights; the risks relating to regulatory matters and other risks and uncertainties detailed from time to time in Salton's Securities and Exchange Commission Filings.

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                        SALTON, INC.
                 CONSOLIDATED BALANCE SHEETS
                   (DOLLARS IN THOUSANDS)
                          UNAUDITED



ASSETS                                                                                 12/31/05     7/2/05
CURRENT ASSETS:
   Cash                                                                               $  32,364    $  14,857
   Compensating balances on deposit                                                      39,028       34,355
   Accounts Receivable, less allowance:                                                 189,607      140,179
     2006 - $8,779; 2005 - $10,130
   Inventories                                                                          155,174      195,065
   Asset held for sale                                                                     --            998
   Prepaid expenses and other current assets                                             15,835       16,048
   Prepaid income taxes                                                                   1,410
   Deferred income taxes                                                                  5,939        5,524
   Current assets of discontinued operations                                               --        101,927
                                                                                      ----------------------
       TOTAL CURRENT ASSETS                                                             439,357      508,953

 Net Property, Plant and Equipment                                                       44,537       50,227

Tradenames                                                                              178,822      180,041
Non-current deferred tax asset                                                            1,934       49,275
Other assets                                                                             13,698       11,555
Non-current assets of discontinued operations                                              --          7,737
                                                                                      ----------------------
TOTAL ASSETS                                                                          $ 678,348    $ 807,788
                                                                                      ======================

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Revolving line of credit and other current debt, including an adjustment of
     $9,721 and $0 for accrued interest on the senior secured notes, respectively     $  83,042    $  70,730
   Senior subordinated notes-current                                                          0       45,990
   Accounts payable                                                                      84,829       86,254
   Accrued expenses                                                                      48,033       48,391
   Income Taxes Payable                                                                   1,488        4,375
   Current liabilities of discontinued operations                                          --         47,331
                                                                                      ----------------------
       TOTAL CURRENT LIABILITIES                                                        217,392      303,071

Non-current deferred income taxes                                                        11,155        3,334
Term loan and other notes payable                                                       117,524      100,050
Senior subordinated notes due 2005                                                         --         79,010
Senior subordinated notes due 2008, including an adjustment
   of $2,328 and $7,082 to the carrying value related to
   interest rate swap agreements, respectively                                           61,981      156,387
Second lien notes, including an adjustment of $18,756 and $0
   to the carrying value for accrued interest, respectively                             122,046         --
Series C preferred stock                                                                  8,370         --
Other long term liabilities                                                              19,870       20,283
Non-current liabilities of discontinued operations                                         --          1,462
                                                                                      ----------------------
       TOTAL LIABILITIES                                                                558,338      663,597
Minority interest in discontinued operations                                               --         24,263
Convertible Preferred Stock, $.01 par value: authorized,
   2,000,000 shares, 40,000 shares issued                                                40,000       40,000
STOCKHOLDERS' EQUITY:
   Common stock, $.01 par value; authorized
     40,000,000 shares; issued and outstanding
     2006-13,520,761 shares, 2005-11,376,292 shares                                         170          148
   Treasury stock - at cost                                                             (65,793)     (65,793)
   Additional paid-in capital                                                            62,363       55,441
   Accumulated other comprehensive income                                                 2,800       11,513
   Retained Earnings                                                                     80,470       78,619
                                                                                      ----------------------
       TOTAL STOCKHOLDERS' EQUITY                                                        80,010       79,928
                                                                                      ----------------------
  TOTAL LIABILITIES AND STOCKHOLDER EQUITY                                            $ 678,348    $ 807,788
                                                                                      ======================

                                    SALTON, INC
                          CONSOLIDATED INCOME STATEMENTS
                              (DOLLARS IN THOUSANDS)
                                     UNAUDITED


                                                                     13 WEEKS ENDED                  26 WEEKS ENDED

                                                                DEC 31, 2005    JAN 1, 2005    DEC 31, 2005    JAN 1, 2005
                                                               ------------------------------------------------------------
NET SALES                                                      $    230,388    $    272,698    $    378,804    $    477,382
Cost of Sales                                                       153,318         178,381         261,690         316,367
Total Distribution Expense                                           12,667          16,574          23,215          29,509
                                                               -------------------------------------------------------------
GROSS PROFIT                                                         64,403          77,743          93,899         131,506
Total Selling, General & Administrative                              53,391          65,380          93,804         112,234
Impairment Loss on Goodwill and Intangible Assets                       181            --               186            --
Restructuring Costs                                                      40             118             157             790
                                                               -------------------------------------------------------------
OPERATING (LOSS) INCOME                                              10,791          12,245            (248)         18,482
Interest Expense                                                      9,196          12,872          20,245          25,751
Gain-Early settlement of debt                                           (65)              0         (21,721)              0
                                                               -------------------------------------------------------------
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES          1,660            (627)          1,228          (7,269)
Income Taxes                                                         29,473            (318)         28,928          (2,515)
                                                               -------------------------------------------------------------
NET (LOSS) INCOME FROM CONTINUING OPERATIONS                        (27,813)           (309)        (27,700)         (4,754)
Income (Loss) from Discontinued Operations, net of Tax                    0           3,066           1,735           4,324
Gain on Sale of Discontinued Operations, net of Tax                       0            --            27,816            --
                                                               -------------------------------------------------------------
NET INCOME (LOSS)                                              $    (27,813)   $      2,757    $      1,851    $       (430)
                                                               =============================================================

WEIGHTED AVG COMMON SHARES OUTSTANDING                           13,522,498      11,372,138      12,869,204      11,371,542
WEIGHTED AVG COMMON & COMMON EQUIV SHARE                         13,522,498      11,372,138      12,869,204      11,371,542

NET INCOME(LOSS) PER COMMON SHARE: BASIC
   INCOME(LOSS) FROM CONTINUING OPERATIONS                     $      (2.06)   $      (0.03)   $      (2.15)   $      (0.42)
   Income from discontinued operations, net of tax                     --              0.27            0.13            0.38
   Gain on sale of discontinued operations                             --              --              2.16            --
                                                               -------------------------------------------------------------
NET INCOME(LOSS) PER COMMON SHARE: BASIC                       $      (2.06)   $       0.24    $       0.14    $      (0.04)
                                                               =============================================================

Net income(loss) per common share: Diluted
   Income(loss) from continuing operations                     $      (2.06)   $      (0.03)   $      (2.15)   $      (0.42)
   Income from discontinued operations, net of tax             $       --      $       0.27    $       0.13    $       0.38
   Gain on sale of discontinued operations                     $       --      $       --      $       2.16    $       --
                                                               -------------------------------------------------------------
NET INCOME(LOSS) PER COMMON SHARE: DILUTED                     $      (2.06)   $       0.24    $       0.14    $      (0.04)
                                                               =============================================================
